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                            OAKWOOD HOMES CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                                          YEAR ENDED SEPTEMBER 30,
                                           ----------------------------------------------------------------------------------------
                                                1997              1996              1995              1994              1993
                                           ---------------   ----------------  ----------------  ----------------  ----------------
Net income                                         81,913             68,255            45,318            35,655            25,715
Income taxes                                       51,279             42,425            27,679            21,054            15,212
Interest expense                                   19,817             22,370            24,897            24,409            26,760
Amortization of debt expense                          784                999             1,171             1,153               999
Interest component of rent expense                  4,925              3,679             2,692             1,837             1,292
Proportionate share of fixed charges
     of 50% owned person
        Interest expense                            2,296                  -                 -                 -                 -
         Amortization of debt expense                  16                  -                 -                 -                 -
                                           ---------------   ----------------  ----------------  ----------------  ----------------

Adjusted earnings                                 161,030            137,728           101,757            84,108            69,978
                                           ===============   ================  ================  ================  ================


FIXED CHARGES
Interest expense                                   19,817             22,370            24,897            24,409            26,760
Interest capitalized                                   54                677               221                 -                 -
Amortization of debt expense                          784                999             1,171             1,153               999
Interest component of rent expense                  4,925              3,679             2,692             1,837             1,292
Proportionate share of fixed charges
     of 50% owned person
        Interest expense                            2,296                  -                 -                 -                 -
         Amortization of debt expense                  16                  -                 -                 -                 -
                                           ---------------   ----------------  ----------------  ----------------  ----------------

Total fixed charges                                27,892             27,725            28,981            27,399            29,051
                                           ===============   ================  ================  ================  ================

Ratio of earnings to fixed charges                    5.77               4.97              3.51              3.07              2.41
                                           ===============   ================  ================  ================  ================



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                                                       QUARTER ENDED DECEMBER 31,
                                                   ----------------------------------
                                                        1997              1996
                                                   ----------------  ----------------
Net income                                                  17,802            15,193
Income taxes                                                10,911             9,713
Interest expense                                             4,626             4,321
Amortization of debt expense                                    84               210
Interest component of rent expense                           1,540             1,052
Proportionate share of fixed charges
     of 50% owned person
        Interest expense                                     1,345               205
         Amortization of debt expense                           12                 -
                                                   ----------------  ----------------

Adjusted earnings                                           36,320            30,694
                                                   ================  ================


FIXED CHARGES
Interest expense                                             4,626             4,321
Interest capitalized                                             1                54
Amortization of debt expense                                    84               210
Interest component of rent expense                           1,540             1,052
Proportionate share of fixed charges
     of 50% owned person
        Interest expense                                     1,345               205
         Amortization of debt expense                           12                 -
                                                   ----------------  ----------------

Total fixed charges                                          7,608             5,842
                                                   ================  ================

Ratio of earnings to fixed charges                             4.77              5.25
                                                   ================  ================
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